    As filed with the Securities and Exchange Commission on December 12, 2001

                                                Registration No. 333-___________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ____________________________
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          ____________________________

                          TARGETED GENETICS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)
                          ____________________________

                   Washington                          91-1549568
          (State or Other Jurisdiction of         (I.R.S. Employer
          Incorporation or Organization)          Identification Number)

                            1100 Olive Way, Suite 100
                                Seattle, WA 98101
                                 (206) 623-7612
       (Address, Including Zip Code, and Telephone Number, Including Area
               Code, of Registrant's Principal Executive Offices)

                          ____________________________
                                H. Stewart Parker
                      President and Chief Executive Officer
                          Targeted Genetics Corporation
                            1100 Olive Way, Suite 100
                                Seattle, WA 98101
                                 (206) 623-7612
 (Name, Address Including Zip Code, and Telephone Number Including Area Code, of
                               Agent for Service)
                          ____________________________
                                   COPIES TO:

                                Stephen M. Graham
                       Orrick, Herrington & Sutcliffe LLP
                          719 Second Avenue, Suite 900
                                Seattle, WA 98104
                                 (206) 839-4300
                          ____________________________
        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _________________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ______________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                        CALCULATION OF REGISTRATION FEE
==========================================================================================================-================
   Title Of Each Class Of        Amount To Be      Proposed Maximum Offering  Proposed Maximum Aggregate    Amount Of
 Securities To Be Registered      Registered            Price Per Share (1)        Offering Price (1)     Registration Fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01    8,840,000 shares          $2.69                    $23,779,600              $5,684
===========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low sales prices of the common stock on December 10, 2001.

                          ____________________________

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                             +
+ The information in this prospectus is not complete and may be changed. We + + may not sell these securities until a registration statement covering these + + securities is filed with the Securities and Exchange Commission and is + + effective. This prospectus is not an offer to sell these securities and we + + are not soliciting offers to buy these securities in any state where the +
+ offer or sale is not permitted.                                             +
+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 Subject To Completion, Dated December 12, 2001

Prospectus

                                 [TARGETED LOGO]

                          TARGETED GENETICS CORPORATION

                        8,840,000 SHARES OF COMMON STOCK

                                ----------------

     We may sell from time to time up to 8,840,000 shares of the common stock offered by this prospectus. We will describe the specific terms and amounts of the common stock offered in a prospectus supplement that will accompany this prospectus. You should read both the prospectus supplement and this prospectus carefully before you invest in our common stock. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

     Our common stock is quoted on the Nasdaq National Market under the symbol "TGEN." The reported last sales price of our common stock on December 11, 2001 was $2.70 per share.

                                ----------------

     Investing in our common stock involves risks. See "Risk Factors" on page 5.

                                ----------------

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                ----------------




                 The date of this prospectus is _________, 2001

                                TABLE OF CONTENTS

                                                                                Page
                                                                                ----
About This Prospectus .........................................................    3
Where You Can Find More Information ...........................................    3
Targeted Genetics Corporation .................................................    4
Special Note Regarding Forward-Looking Statements .............................    5
Risk Factors ..................................................................    5
Use Of Proceeds ...............................................................    5
Plan Of Distribution ..........................................................    6
Legal Matters .................................................................    8
Experts .......................................................................    8

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a "shelf" registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or SEC. Each time we sell our common stock under this prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, amount of common stock being offered and the plan of distribution. The prospectus supplement for a particular offering may also add, update or change information contained in this prospectus. In addition, we may update or supplement any prospectus supplement relating to a particular offering. You should read both this prospectus and any applicable prospectus supplement together with the additional information about Targeted Genetics described in the section below entitled "Where You Can Find More Information."

         You should rely only on the information provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than its date, regardless of the time of delivery of the prospectus or prospectus supplement or any sale of common stock.

         This prospectus is an offer to sell and a solicitation of an offer to buy the securities offered by this prospectus only in jurisdictions where the offer or sale is permitted.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the SEC a registration statement under the Securities Act of 1933 relating to the common stock being offered by this prospectus. As permitted by the SEC rules, this prospectus omits certain information included in the registration statement. For a more complete understanding of the common stock and this offering, you should refer to the registration statement, including its exhibits.

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC rules allow us to "incorporate by reference" the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information included in the following documents is incorporated by reference and is considered to be a part of this prospectus:

         1. Our annual report on Form 10-K for the year ended December 31, 2000;

         2. Our definitive proxy statement dated March 30, 2001, as amended on April 19, 2001, relating to our May 8, 2001 annual meeting of shareholders;

         3. Our quarterly reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

         4. Our current reports on Form 8-K filed on February 21, 2001 and October 29, 2001; and

         5. The description of our common stock contained in our registration statements on Form 8-A filed on April 26, 1994 and October 22, 1996 under
Section 12(g) of the Securities Exchange, including any amendments or reports filed for the purpose of updating that description.

         We also incorporate by reference all documents we file under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or Exchange Act, (a) after the filing date of the initial registration statement of which this prospectus is a part and before the effectiveness of the registration statement and

(b) after the effectiveness of the registration statement and before all of the shares registered under the registration statement are sold. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be part of this prospectus as of the date on which the document is filed, and any older information that has been modified or superseded will not be deemed to be a part of this prospectus.

         Upon request, we will provide without charge to each person who receives a prospectus, including any beneficial owner, a copy of the information that has been incorporated by reference in this prospectus. Please direct your request, either in writing or by telephone, to the Secretary, Targeted Genetics Corporation, 1100 Olive Way, Suite 100, Seattle, Washington 98101, (206) 623-7612.

         You may also inspect and copy the registration statement and other documents that we have filed with the SEC at prescribed rates at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information regarding the Washington, D.C. Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the registration statement is publicly available through the SEC's web site at http://www.sec.gov.

                          TARGETED GENETICS CORPORATION

         This summary does not contain all the information about Targeted Genetics Corporation that may be important to you. You should read the more detailed information and financial statements and related notes that are incorporated by reference and are considered to be a part of this prospectus.

         Targeted Genetics Corporation develops gene therapy products and technologies for treating both acquired and inherited diseases. We have assembled a broad base of core technologies that we believe has the potential to address a significant number of these diseases and we believe that we have expertise that will enable us to develop products based on these technologies. We have two lead products under development for treating cystic fibrosis and cancer and a promising pipeline of product candidates focused on hemophilia, arthritis, cancer, lysosomal storage diseases and AIDS prophylaxis. We believe that our success to date in developing these potential products demonstrates the value of our core technologies and their potential to treat a range of diseases. We are developing both viral vector and synthetic vector technologies. Vectors are used to insert genetic material into target cells for gene therapy applications. Our viral vector development activities focus primarily on adeno-associated viral (AAV) vectors and our synthetic vectors are based on lipids. Our product development infrastructure focuses on establishing expertise in the areas of preclinical biology, process development, manufacturing, quality control, quality assurance, regulatory affairs and clinical trial design and implementation. We believe that this focus provides advantages in our corporate partnering efforts and increases our probability of reaching the market. We have six collaborative programs underway with pharmaceutical companies, biotechnology companies and a public health organization. In all of these partnerships, we have retained a substantial financial interest in the sales of commercial products that result from our work.

         We were incorporated in the state of Washington in 1989. Our executive offices are located at 1100 Olive Way, Suite 100, Seattle, Washington, 98101, and our telephone number is (206) 623-7612.

         In this prospectus, "Targeted Genetics," "we," "us" and "our" refer to Targeted Genetics Corporation and its subsidiaries.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Our disclosure and analysis in this prospectus and in the documents incorporated by reference into this prospectus contain forward-looking statements, which provide our current expectations or forecasts of future events. Words such as "believes," "anticipates," "intends" and other words of similar meaning may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements include statements about our plans, objectives, expectations and intentions and other statements that are not historical facts. They are subject to known and unknown risks and uncertainties and inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the factors described in the section entitled "Factors Affecting Our Operating Results, Our Business and Our Stock Price" in our quarterly report on Form 10-Q for the quarter ended September 30, 2001 and in the section entitled "Risk Factors" in the applicable prospectus supplement. Other factors besides those described in the applicable prospectus supplement or in our quarterly report on Form 10-Q could also affect actual results.

         You should not unduly rely on these forward-looking statements, which speak only as of the date of this prospectus or the applicable prospectus supplement. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or the date of the applicable prospectus supplement or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we file from time to time with the SEC.

                                  RISK FACTORS

         This offering involves a high degree of risk. Before you invest in our common stock, you should carefully consider the factors described in the section entitled "Factors Affecting Our Operating Results, Our Business and Our Stock Price" in our quarterly result on Form 10-Q for the quarter ended September 30, 2001 and the risk factors described in the applicable prospectus supplement under the caption "Risk Factors," together with all of the other information included in or incorporated by reference into this prospectus and the applicable prospectus supplement. If any of these risks actually occur, our business, financial condition and operating results could be harmed. This could cause the market price of our common stock to decline, and you could lose all or part of your investment.

                                 USE OF PROCEEDS

         Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of common stock offered by this prospectus for additional working capital and other general corporate purposes, as well as the possible acquisition of or investment in complementary businesses and technologies. Until we have used the net proceeds, we may invest them in short-term marketable securities.

                              PLAN OF DISTRIBUTION

Distributions by the Company

         We may sell the common stock offered by this prospectus in one or more transactions

         .    to or through underwriters;

         .    through dealers, agents or institutional investors;

         .    directly to purchasers; or

         .    through a combination of these methods.

We may sell the common stock at a fixed price or prices that may change, at prevailing market prices, at prices relating to prevailing market prices or at negotiated prices. Regardless of the method we use to sell the common stock in a particular offering, we will provide a prospectus supplement that will disclose the following information with respect to that offering:

         . the identity of any underwriters, dealers, agents or purchasers that will purchase the common stock;

         . the material terms of the distribution, including the number of shares and the consideration to be paid;

         . the amount of any compensation, discounts or commissions to be received by underwriters, dealers or agents;

         .    the terms of any indemnification provisions; and

         . the nature of any transaction by an underwriter, dealer or agent during the offering that is intended to stabilize or maintain the market price of the common stock.

Underwriters, dealers, agents or other purchasers may sell the common stock at a fixed price or prices that may change, at prices set at or relating to prevailing market prices or at negotiated prices.

Underwriters

         In connection with the sale of our common stock, underwriters, dealers or agents may receive compensation from us, or from the purchasers of the common stock for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters, dealers, agents or purchasers that participate in the distribution of the common stock, and any broker-dealers or other persons acting on behalf of parties that participate in the distribution of the common stock, may be deemed to be underwriters under the Securities Act of 1933, or the Securities Act. Any discounts or commissions they receive and any profit on the resale of the common stock they receive may be deemed to be underwriting discounts and commissions under the Securities Act. Any person deemed to be an underwriter may be subject to statutory liabilities, including those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

         Only underwriters named in the applicable prospectus supplement, if any, will be underwriters of the common stock offered through that prospectus supplement. Any underwriters used in an offering will acquire the common stock for their own account and may resell the common stock from time to time in one or more transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the common stock to the public through underwriting syndicates represented by managing underwriters or through underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

Agents; Direct Sales

         We may designate agents to distribute the common stock offered by this prospectus. Unless the prospectus supplement states otherwise, any such agent will act on a best-efforts basis for the period of appointment. We may authorize dealers or other persons acting as our agents to solicit offers by institutional investors to purchase the common stock from us under contracts that provide for payment and delivery on a future date. We may enter into agreements directly with purchasers that provide for the sale of the common stock over a period of time by means of draw-downs at our election, which the purchaser would be obligated to accept under specified conditions. Under a draw-down agreement, we may sell common stock at a per-share purchase price discounted from the market price of our common stock. We may also enter into agreements for sales of common stock based on combinations of or variations from these methods. We will describe in the applicable prospectus supplement the terms and conditions of any such agreements and any related commissions we will pay. Agents and underwriters may also engage in transactions with us or perform services for us in the ordinary course of business.

Stabilization Activities

         In connection with an offering of our common stock, underwriters and purchasers that may be deemed to be underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. For example, they may

         . over-allot in connection with the offering, creating a syndicate short position for their own account;

         . bid for and purchase our common stock in the open market to cover short positions or to stabilize the price of our common stock; or

         . reclaim selling concessions allowed for distributing our common stock in the offering if the underwriters repurchase previously distributed common stock in transactions to cover short positions, stabilization transactions or otherwise.

Any of these activities may stabilize or maintain the market price above independent market levels. Underwriters are not required to engage in these activities and may terminate any such activity at any time. In engaging in any such activities, underwriters will be subject to the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations under those acts. Regulation M under the Securities Act, for example, may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock, and the anti-manipulation rules under the Exchange Act may also apply to market sales of the common stock. These provisions may affect the marketability of the common stock and the ability of any person to engage in market-making activities with respect to the common stock.

Indemnification

         We may agree to indemnify underwriters, dealers, agents or other purchasers against civil liabilities they may incur in connection with the offer and sale of the common stock offered by this prospectus, including liabilities under the Securities Act. We may also agree to contribute to payments that these persons may be required to make with respect to these liabilities.

                                  LEGAL MATTERS

         Orrick, Herrington & Sutcliffe LLP, Seattle, Washington has provided us with an opinion that the shares of common stock offered by this prospectus are duly authorized, validly issued, fully paid and nonassessable.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution

         The following table lists the costs and expenses payable by the registrant in connection with the issuance and sale of the common stock covered by this registration statement. All amounts shown are estimates, except the SEC registration fee.

                                                             Amount
                                                           To be Paid
                                                           ----------

SEC registration fee..................................     $    5,684
Nasdaq fee ...........................................         17,500
Printing and engraving expenses ......................          5,000
Legal fees and expenses ..............................         40,000
Accounting fees and expenses .........................         10,000
Transfer agent and registrar fees ....................         10,000
Miscellaneous expenses ...............................         11,816
                                                           ----------

         Total .......................................     $  100,000
                                                           ==========

Item 15.   Indemnification of Directors and Officers

         Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933. Section 10 of the registrant's bylaws provides for indemnification of the registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law. The registrant maintains a liability insurance policy for this purpose.

         Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 11 of the registrant's articles of incorporation contains provisions implementing, to the fullest extent permitted by Washington law, these limitations on a director's liability to the registrant and its shareholders.

         The registrant has entered into indemnification agreements with some of its officers and directors, in which the registrant has agreed to hold harmless and indemnify each such officer or director to the fullest extent permitted by Washington law. Under these indemnification agreements, the officer or director is not indemnified for any action, suit, claim or proceeding instituted by or at the direction of the officer or director unless such action, suit, claim or proceeding is or was authorized by the registrant's board of directors or unless the action is to enforce the provisions of the indemnification agreements. No indemnity pursuant to the indemnification agreements may be provided by the registrant on account of any suit in which a final, unappealable judgment is rendered against an executive officer or director for an accounting of profits made from the purchase or sale by the executive officer or director of the registrant's securities in violation of the provisions of Section 16(b) of the Exchange Act, or for damages that have been paid directly to the executive officer or director by an insurance carrier under the directors' and officers' liability insurance policy maintained by the registrant.

Item 16.  Exhibits

Number                                Description
------                                -----------

 1.1        Form of Underwriting Agreement(s)*

 5.1 Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the shares being registered

 23.1       Consent of Ernst & Young LLP, independent auditors.

 23.2       Consent of Orrick, Herrington & Sutcliffe LLP (contained in Exhibit
            5.1)

 24.1       Power of Attorney (contained on signature page)

_____________________
* If the registrant enters into any underwriting agreements, the registrant will file the agreements(s) in an amendment to this registration statement or in a report on Form 8-K, in accordance with Item 601 of Regulation S-K.

Item 17.  Undertakings

A.   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; or

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Seattle, state of Washington, on the 12th day of December, 2001.

                                TARGETED GENETICS CORPORATION


                                By: /s/ H. Stewart Parker
                                    -----------------------
                                    H. Stewart Parker
                                    President and Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes and appoints H. Stewart Parker and Todd Simpson, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments and amendments thereto and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission. Each such person grants to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that the attorneys-in-fact and agents or either of them, or her, his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 12th day of December, 2001.

            Signature                           Title
            ---------                           -----

     /s/ H. Stewart Parker
----------------------------
         H. Stewart Parker        President, Chief Executive Officer (Principal
                                  Executive Officer) and Director

     /s/  Todd E. Simpson
------------------------------
          Todd E. Simpson         Chief Financial Officer, Vice President,
                                  Finance & Administration (Principal Financial
                                  and Accounting Officer)

     /s/ Jeremy L. Curnock Cook
--------------------------------
         Jeremy L. Curnock Cook   Chairman of the Board

            Signature                          Title
            ---------                          -----

     /s/ Jack L. Bowman
-------------------------------------
         Jack L. Bowman                      Director


     /s/ Joseph M. Davie
-------------------------------------
         Joseph M. Davie                     Director


     /s/ James D. Grant
-------------------------------------
         James D. Grant                      Director


     /s/ Louis P. Lacasse
-------------------------------------
         Louis P. Lacasse                    Director


     /s/ Nelson L. Levy
-------------------------------------
         Nelson L. Levy, Ph.D., M.D.         Director


     /s/ Mark P. Richmond
-------------------------------------
         Mark P. Richmond, Ph.D.             Director

                          Targeted Genetics Corporation

                                INDEX TO EXHIBITS

 Exhibit
 Number
 ------

  5.1   Opinion of Orrick, Herrington & Sutcliffe LLP

 23.1   Consent of Ernst & Young LLP, independent auditors

 23.2   Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)

 24.1   Power of Attorney (included on signature page)